                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CARDIOVASCULAR DYNAMICS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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Notes:    ---------------------------------------------------------------------

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




                          CARDIOVASCULAR DYNAMICS, INC.

                                     [LOGO]

                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1998
                                   ----------


To the Stockholders of CardioVascular Dynamics, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of CardioVascular Dynamics, Inc. ("CVD" or the "Company") on May 19, 1998 at 10:00 a.m., California time. The Annual Meeting will be held at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618.

        At the meeting, you will be asked to consider and vote upon the following proposals: (i) the approval of an amendment to the 1996 Stock Option/Stock Issuance Plan which will effect an increase in the number of shares of the Company's Common Stock available for issuance by an additional 200,000 shares; (ii) the approval of an amendment to the Employee Stock Purchase Plan to delete the share number limit on the maximum number of shares of the Company's Common Stock purchasable by each participant; (iii) the approval of an amendment to the Company's Amended & Restated Certificate of Incorporation to eliminate cumulative voting for the election of directors; (iv) the approval of an amendment to the Company's Amended & Restated Certificate of Incorporation to provide for a classified Board of Directors; (v) the election of five individuals to serve as the members of the Company's Board of Directors; and
(vi) the ratification of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid reply envelope. By returning the proxy, you can help CVD avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

April 15, 1998                              MICHAEL R. HENSON
                                            Chairman of the Board and
                                            Chief Executive Officer

                          CARDIOVASCULAR DYNAMICS, INC.


                                     [LOGO]

                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1998
                                   ----------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CardioVascular Dynamics, Inc., a Delaware corporation ("CVD" or the "Company"), will be held on May 19, 1998 at 10:00 a.m. at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618, for the following purposes:

        1. To approve an amendment to CVD's 1996 Stock Option/Stock Issuance Plan to effect an increase in the number of shares available for issuance by an additional 200,000 shares of Common Stock.

        2. To approve an amendment to CVD's Employee Stock Purchase Plan to delete the share number limit on the maximum number of shares of the Company's Common Stock purchasable by each participant.

        3. To approve an amendment to the Company's Amended & Restated Certificate of Incorporation to eliminate cumulative voting for the election of directors.

        4. To approve an amendment to the Company's Amended & Restated Certificate of Incorporation to provide for a classified Board of Directors.

        5. To elect five members to the Board of Directors of CVD from the following nominees: Michael R. Henson, William G. Davis, Franklin Brown, Edward
M. Leonard and Gerard von Hoffmann.

        6. To ratify the selection of Ernst & Young LLP as CVD's independent auditors for the current fiscal year ending December 31, 1998.

        7. To transact such other business as may properly come before the meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 7, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                            By Order of the Board of Directors

                                            DANA P. NICKELL
                                            Secretary

Irvine, California
April 15, 1998

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                          CARDIOVASCULAR DYNAMICS, INC.

                                     [LOGO]

                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1998
                                   ----------

                                 PROXY STATEMENT
                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of CardioVascular Dynamics, Inc. ("CVD" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 19, 1998 at 10:00 a.m. at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618, at which time stockholders of record on April 7, 1998 will be entitled to vote. On April 7, 1998, CVD had outstanding [ ] shares of its Common Stock ("Common Stock"). Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting.

        CVD intends to mail this proxy statement and the accompanying proxy card on or about April 15, 1998 to all stockholders entitled to vote at the Annual Meeting. CVD's principal executive offices are located at 13700 Alton Parkway, Suite 160, Irvine, California 92618. The telephone number at that address is
(714) 457-9546.

VOTING

        The presence in person or by proxy of the holders of a majority of the Common Stock issued and outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Under the cumulative voting provision in the Company's Amended & Restated Certificate of Incorporation, each stockholder may cast for a single nominee for director, or distribute among up to five nominees, a number of votes equal to five multiplied by the number of shares held by such stockholder. The amendments to the Company's Amended & Restated Certificate of Incorporation must be approved by a majority of the outstanding shares of Common Stock entitled to vote thereon. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted, and thus have the same effect as negative votes. If shares are not voted by a broker who is the record holder of the shares present at the Annual Meeting, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of CVD at CVD's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person.
Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

        CVD will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. CVD may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist the Company in collecting proxies from such individuals. CVD may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of CVD. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                PROPOSAL NO. 1

            AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN OF
                         CARDIOVASCULAR DYNAMICS, INC.

               The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (the "Option Plan") to increase the number of shares of Common Stock authorized for issuance under the Option Plan by an additional 200,000 shares.

        The amendment to the Option Plan was adopted by the Board on March 12, 1998, subject to stockholder approval at the 1998 Annual Meeting. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

        The Option Plan originally was adopted by the Board of Directors on May 1, 1996 and approved by the stockholders on May 1, 1996. The Option Plan was amended by the Board of Directors on April 8, 1997 and approved by the stockholders on May 16, 1997.

        The following is a summary of the principal features of the Option Plan, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

EQUITY INCENTIVE PROGRAMS

        The Option Plan is comprised of three separate equity incentive programs: (i) a Discretionary Option Grant Program; (ii) a Stock Issuance Program; and (iii) an Automatic Option Grant Program. The Compensation Committee of the Board administers the Discretionary Option Grant and Stock Issuance Programs to all persons eligible to participate in the Option Plan, the Discretionary Option Grant and Stock Issuance Programs, subject to separate but concurrent administration by the Board. The Plan Administrator (either the Compensation Committee or the Board, to the extent such entity is carrying out its administrative functions under the Option Plan with respect to one or more classes of eligible individuals), has complete discretion (subject to the provisions of the Option Plan) to authorize discretionary option grants or stock issuances under the Option Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion is exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

        The maximum number of shares of Common Stock issuable over the term of the Option Plan may not exceed 2,100,000 shares (including the 200,000 shares for which stockholder approval is sought under this Proposal). In no event may any one participant in the Option Plan be granted stock options or separately exercisable stock appreciation rights for more than 800,000 shares in the aggregate over the term of the Option Plan.

        In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the number and class of securities issuable (in the aggregate and to each participant) under the Option Plan and to the number and class of securities subject to each outstanding option and the exercise price payable per share for those securities.

ELIGIBILITY

        Employees (including officers), non-employee Board members, consultants and other independent advisors who provide services to CVD and its parent or subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Grant Program.

        As of March 4, 1998, approximately 98 employees (including 6 executive officers), and 4 non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

        The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 4, 1998, the closing selling price per share was $4.50.

DISCRETIONARY OPTION GRANT PROGRAM

        Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than 85 percent of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

        The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock. Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect will be automatically cancelled upon the successful completion of a hostile take-over of the Company. In return for the cancelled option, the officer will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

        The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

        Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

        The issued shares either may be vested immediately upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

                         AUTOMATIC OPTION GRANT PROGRAM

        Under the Automatic Option Grant Program, option grants have been made to the current non-employee Board members, and option grants will be made to individuals who join the Board as non-employee members in the future. Additional automatic option grants will be made at annual intervals to all non-employee Board members over their continued period of service on the Board. These special grants may be summarized as follows:

        A. Each individual who served as a non-employee Board member on June 19, 1996 was automatically granted on such date an option to purchase 5,000 shares of Common Stock.

        B. Each individual who first becomes a non-employee Board member at any time after June 19, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, an option to purchase 5,000 shares of Common Stock.

        C. On the date of each Annual Stockholders Meeting held after June 19, 1996, each individual who is to continue to serve as a non-employee Board member after such Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

        Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

        Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service.

        Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

        The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over
(b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

        In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretion to grant options under the Discretionary Option Grant Program which automatically accelerate if the options are assumed or replaced in connection with such acquisition and the individual's service is subsequently terminated within a designated period (not to exceed 18 months) following the acquisition. The Plan Administrator will also have the discretion to grant options which automatically accelerate in the event the individual's service is terminated within a designated period (not to exceed 18 months) following a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

        The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

        The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of the shares under the Option Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

        The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

        The Board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Option Plan at any time, and the Option Plan will in any event terminate on April 29, 2006.

OPTION GRANTS

        The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock subject to options granted between January 1, 1997 and March 4, 1998 under the Option Plan, together with the weighted average exercise price payable per share.

                                                  NUMBER OF OPTION         WEIGHTED AVERAGE
            NAME AND POSITION                          SHARES               EXERCISE PRICE
------------------------------------------        ----------------         ----------------
Michael R. Henson                                     55,000                 $   8.79
    Chairman of the Board and Chief
    Executive Officer

Edward McDonald                                       50,000                 $   6.50
    Vice President, Advanced Technologies

Dana P. Nickell                                       30,000                 $   9.06
    Vice President, Finance and
    Administration, Chief Financial Officer
    and Corporate Secretary

Jeffrey F. O'Donnell                                 145,000                 $   7.19
    President and Chief Operating Officer

Jeffrey H. Thiel                                      58,000                 $   6.59
    Vice President, Operations

                                                  NUMBER OF OPTION         WEIGHTED AVERAGE
            NAME AND POSITION                          SHARES               EXERCISE PRICE
------------------------------------------        ----------------         ----------------
Claire K. Walker                                      38,000               $   7.07
    Vice President, Clinical Affairs

All current executive officers as a group            376,000               $   7.38
    (6 persons)


All current directors (other than                     40,000               $   8.31
    executive officers) as a group (4
    persons)

All employees, including current officers            598,000               $   7.10
    who are not executive officers, as a
    group (87 persons)

----------

        As of March 4, 1998, approximately 353,000 shares of Common Stock had been issued under the Option Plan, approximately 1,474,000 shares of Common Stock were subject to outstanding options, and approximately 364,000 shares of Common Stock were available for future option grants, inclusive of the 200,000 share increase which stockholders are being asked to approve under this Proposal No. 1.

NEW PLAN BENEFITS

        As of March 4, 1998, no options have been granted on the basis of the 200,000 share increase for which stockholder approval is sought under this Proposal. However, each individual who is reelected as a non-employee Board member at the Annual Meeting automatically will receive at that time an option for 5,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on such grant date.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

        The following is a summary of certain federal income tax consequences of participation in the Option Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Plan may also have consequences under state and local tax laws which may vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

        The 1997 Tax Act changed, among other things, the federal income tax treatment of capital gains. Generally, the federal tax rate on gains from the sale of shares of the Company's stock depends upon how long the shares have been held at the time of sale. For shares held less than 12 months, the gain ("short-term capital gain") is taxed at ordinary income tax rates. For sales made after July 28, 1997, where the shares have been held more than 12 months but less than 18 months, the gain ("mid-term capital gain") is subject to federal income tax at a maximum rate of 28 percent, and for shares held more than 18 months, the gain ("long-term capital gain") is subject to federal income tax at a maximum rate of 20 percent.

INCENTIVE STOCK OPTIONS

        No taxable income will be recognized by an optionee under the Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."

        If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize either mid-term or long-term capital gain or loss (depending upon whether the shares were held more than 12 or more than 18 months after exercise) at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term, mid-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year but less 18 months for mid-term capital gains and more than 18 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

        If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

        Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

        An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

        Under the Plan, the Plan Administrator may permit an optionee to pay the exercise price of an incentive option in certain circumstances by delivering shares of Common Stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

NONQUALIFIED OPTIONS

        No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company, which the optionee will be required to satisfy. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

        If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term, mid-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year but less 18 months for mid-term capital gains and more than 18 months for long-term capital gains).

STOCK ISSUED UNDER STOCK ISSUANCE PROGRAM

        The receipt of restricted stock issued under the Stock Issuance Program will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer.

        If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company, which the participant will be required to satisfy. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

STOCK APPRECIATION RIGHTS

        An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of the shares of the Company's outstanding voting stock present or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 1 is required for approval to amend the Option Plan. If such stockholder approval is not obtained, then the share reserve will not be increased.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN.

                                 PROPOSAL NO. 2

                AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN OF

                          CARDIOVASCULAR DYNAMICS, INC.

        The stockholders are being asked to vote on a proposal to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to delete the 950 share number limit on the maximum number of shares of the Company's Common Stock purchasable by each participant.

        The amendment to the Purchase Plan was adopted by the Board on March 12, 1998, subject to stockholder approval at the Annual Meeting. The Board believes it is in the best interest of the Company to adopt the amendment to the Purchase Plan to provide eligible employees with a greater opportunity to acquire a proprietary interest in the Company. The Board believes that by acquiring a proprietary interest in the Company, the interests of employees are more closely aligned with the interests of the stockholders due to their personal financial interest in the growth and financial success of the Company.

        The Purchase Plan originally was adopted by the Board approved by the Company's stockholders on May 1, 1996, and subsequently was amended by the Board on April 8, 1997 and approved by the stockholders at the 1997 Annual Meeting.

        The amendment of the Purchase Plan by the Board on March 12, 1998 to delete the 950 share number limit on the maximum number of shares of Common Stock that could be purchased by a participant on any purchase date does not affect the other limits on the number of shares of Common Stock purchasable by each participant under the Purchase Plan. A participant also is limited by: (i) the amount of the payroll deduction authorized by the participant for the purpose of acquiring shares of Common Stock during an offering period, which is a maximum of ten percent of base salary under the terms of the Purchase Plan;
(ii) the prohibition against accruing purchase rights to acquire in excess of $25,000 worth of Common Stock under the Purchase Plan or other employee stock purchase plans for each calendar year a participant's purchase right remains outstanding (determined on the basis of the fair market value of the Common Stock on a participant's entry date into the offering period); and (iii) the prohibition against granting a purchase right to an employee who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing five percent or more of the total voting power or value of all classes of stock of the Company. (See the discussion below under "Timing").

        Due to the current price of the Company's stock and the income level of most of the Company's employees, the effective limit on the number of shares purchasable by any participant under the Purchase Plan would be 950 shares without approval of the March 12, 1998 amendment. However, the proposed amendment will, at the Company's current stock price, effectively increase the number of shares of Common Stock which a participant will be eligible to purchase under the Purchase Plan. The Board does not know whether participants will in fact increase the number of shares of Common Stock purchased under the Purchase Plan, but believes any such increase will be in the best interests of the Company, as described above.

        The following is a summary of the principal features of the Purchase Plan, as amended to delete the share number limit on the maximum number of shares of Common Stock purchasable by each participant. The summary, however, does not purport to be a complete description of all of the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

PURPOSE

        The purpose of the Purchase Plan is to provide eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions designed to qualify under Section 423 of the Internal Revenue Code. These deductions will be applied at semi-annual intervals to purchase shares of Common Stock at a discount from the then current market price.

ADMINISTRATION

        The Purchase Plan is administered by the Compensation Committee of the Board. The Compensation Committee is comprised of two or more non-employee Board members appointed by the Board who serve for as long as the Board deems appropriate, and may be removed by the Board at any time. The Compensation Committee in its capacity as administrator of the Purchase Plan is referred to herein as the "Plan Administrator."

SHARE RESERVE

        A total of 200,000 shares of Common Stock are reserved for issuance under the Purchase Plan. Although approval of the proposed amendment to the Purchase Plan will delete the existing limit of 950 shares which any participant may purchase on any purchase date (see the discussion -- "Offering Period" below), certain other limitations still apply. First, the total number of shares of Common Stock available for purchase by all participants over the ten year term of the Purchase Plan is limited to 200,000 shares. Second, a participant is limited by the amount of the payroll deduction authorized by such participant during an offering period, which is a maximum of ten percent of base salary. Third, a participant may not purchase shares at a rate in excess of $25,000 worth of Common Stock (determined on the basis of the fair market value of the Common Stock on a participant's entry date into the offering period) for each calendar year a participant's purchase right remains outstanding.

        Finally, no purchase right will be granted to an employee who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing five percent or more of the total voting power or value of all classes of stock of the Company. Any payroll deductions collected which cannot be applied to the purchase of Common Stock by reason of one or more of these limitations will be refunded. If the total number of shares for which purchase rights are to be exercised on any purchase date exceeds the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and any payroll deductions not applied to the purchase of the available shares will be refunded to the participants.

        In the event of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and class of securities issuable under the Purchase Plan; (ii) the maximum number and class of securities purchasable per participant on each purchase date; and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will prevent any dilution or enlargement of the rights and benefits of Purchase Plan participants.

OFFERING PERIOD

        Shares of Common Stock are offered for purchase through a series of one or more offering periods, each with a maximum duration of 24 months. The initial offering period began on the effective date of the Company's initial public offering of the Common Stock and ends on the last business day in July 1998. The next offering period is expected to start on the first business day in August 1998, and any subsequent offering periods will begin as designated by the Plan Administrator.

        Should the fair market value per share of Common Stock on any purchase date within an offering period be less than the fair market value per share of Common Stock on the start date of that offering period, then that offering period automatically will terminate immediately after the purchase of shares on that purchase date and a new offering period will commence on the next business day following such purchase date.

        Each offering period will be comprised of successive purchase intervals. The start date for the first purchase interval was the same as the start date of the initial offering period. Subsequent purchase intervals will begin on the first business day of February and the first business day of August of each calendar year within the offering period.

ELIGIBILITY

        An employee is eligible to participate in the Purchase Plan after he or she is employed by the Company or any participating subsidiary for more than 20 hours per week for more than 5 months per calendar year. An eligible employee may join the Purchase Plan on any entry date (the first business day in February or August each year) within that offering period on which he or she remains an eligible employee. The date on which an employee first joins a particular offering period is such employee's "Entry Date" for that offering period. On such Entry Date, an employee is granted a purchase right to acquire shares of Common Stock at the end of each purchase interval within that offering period.

        An employee may authorize payroll deductions in any multiple of one percent of his or her earnings for each purchase interval completed within the offering period, up to a maximum of ten percent. Earnings include regular base pay plus any salary contributions made to any Section 401(k) Plan or Section 125 Cafeteria Benefit Plan now or hereafter maintained by the Company. The rate of payroll deduction may be decreased at any time, but not more than once during the same purchase interval. In addition, the rate of payroll deduction may be increased prior to the start of any new purchase interval within the offering period (but not in excess of ten percent of eligible earnings).

        Payroll deductions are credited to an account established in the name of the participating employee on the Company's books. No interest is paid on the balance in an account. However, because the Company pays all administrative expenses of the Purchase Plan, the full amount of payroll deductions are applied to the purchase of Common Stock. Payroll deductions may be commingled with the general assets of the Company and used for general corporate purposes.

TIMING

        A purchase right is exercised on the last business day of each purchase interval. These purchase dates occur on the last business day in January and July each year during the offering period. The purchase right is exercised by applying the amount credited in an employee's account to the purchase of shares of Common Stock on each purchase date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the number of shares purchasable per participant on any purchase date (see the limitations described above under "Share Reserve") will be refunded promptly after such purchase date.

PURCHASE PRICE

        The purchase price per share of Common Stock is 85 percent of the lower of (i) the fair market value per share of Common Stock on an Entry Date into the offering period or (ii) the fair market value per share on the purchase date. Generally, the fair market value per share on any relevant date under the Purchase Plan will be the closing selling price of the Common Stock on that date, as reported on the Nasdaq National Market. If there is no reported selling price for such date, then the closing selling price on the next preceding date for which there is such a quotation will be used.

TERMINATION OF PURCHASE RIGHT

        An employee may terminate his or her purchase right by filing a notification form with the Plan Administrator at any time prior to the last business day of any purchase interval, and no further payroll deductions are collected during the remainder of the offering period. Any payroll deductions already collected for the purchase interval in which the purchase right terminates will, at an employee's election, be refunded or applied to the purchase of Common Stock on the next purchase date. If no election is made, payroll deductions automatically are refunded. Once an employee has terminated his or her purchase right, he or she must wait until the start of a new offering period to resume participation in the Purchase Plan.

TERMINATION OF EMPLOYMENT

        Upon termination of employment for any reason (including death or disability) or other loss of eligibility, then all payroll deductions for the purchase interval in which employment terminates or eligibility ceases automatically are refunded.

        In the event of an approved unpaid leave of absence, an employee may elect until the last day of the purchase interval in which leave begins, to: (i) withdraw all payroll deductions already collected for that period; or (ii) have such funds held for the purchase of shares of Common Stock on the next purchase date. If no election is made by such purchase date, then all payroll deductions automatically will be refunded, and no further payroll deductions may be made during the period of such leave. However, upon return to active service, payroll deductions automatically will resume at the rate in effect at the beginning of such leave.

GENERAL

        In the event of any merger, acquisition or other sale of the Company (an "Acquisition"), then all payroll deductions for the purchase interval in which such Acquisition occurs automatically will be applied to the purchase of Common Stock immediately prior to the effective date of the Acquisition, subject to existing limitations on the number of shares purchasable by a participant (see the discussion above under "Share Reserve"). The purchase price of such shares will be eighty-five percent of the lower of (i) the fair market value of the Common Stock on an employee's Entry Date into the offering period or (ii) the fair market value of the Common Stock immediately prior to the Acquisition. The Company will use its best efforts to provide at least ten days prior notice of any such Acquisition, and each participant will thereafter have the right to terminate his or her outstanding purchase rights at any time prior to the effective date of the Acquisition.

        Although an employee's purchase right cannot be assigned or transferred, individuals who purchase Common Stock under the Purchase Plan may resell such shares without restriction, except for certain executive officers of the Company who are restricted by applicable securities laws. However, the Federal and state income tax treatment of the sale proceeds may differ depending on how long an individual holds shares prior to sale. (See the discussion below, "FEDERAL INCOME TAX CONSEQUENCES").

        The Plan Administrator has the discretion to terminate all outstanding purchase rights immediately following any purchase date. If the Plan Administrator exercises this discretion, the Purchase Plan will terminate in its entirety, no further purchase rights thereafter will be granted or exercised and no further payroll deductions will be collected under the terminated plan. The Board may alter or amend the Purchase Plan at any time to become effective immediately following the close of any semi-annual purchase date. However, certain amendments may require the approval of the Company's stockholders. The Purchase Plan in all events will terminate upon the earliest to occur of (i) the last business day in July 2006; (ii) the date on which all shares available for issuance under the Purchase Plan have been sold; or (iii) the date on which all purchase rights are exercised in connection with the Acquisition.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain federal income tax consequences of participation in the Purchase Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Purchase Plan also may have consequences under state and local tax laws that may vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor in order to determine the specific tax consequences applicable to him or her.

        The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant or purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition.

        If the shares are disposed of at least two years after the Entry Date and at least one year after the purchase date, or in the event of a participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) fifteen percent of the fair market value of the shares on the Entry Date, will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain (if held for more than 18 months after the purchase date) or as mid-term capital gain (if held for more than one year but less than 18 months after the purchase date). Any long-term or mid-term capital gain will be taxed at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend upon the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

        If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income will be attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss will depend upon the participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

        The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining gain or loss on the sale or exchange of the shares.

        The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of the shares of the Company's outstanding voting stock present or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 2 is required for approval to amend the Purchase Plan. If such stockholder approval is not obtained, then the 950 share limit on the maximum number of shares of the Company's Common Stock purchasable by each participant under the Purchase Plan will remain.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3

                       AMENDMENT TO THE AMENDED & RESTATED

                         CERTIFICATE OF INCORPORATION TO

                           ELIMINATE CUMULATIVE VOTING


        The Board of Directors has proposed the adoption of two amendments to the Company's Amended & Restated Certificate of Incorporation: (i) an amendment to eliminate cumulative voting for the election of directors; and (ii) an amendment to provide for a classified Board of Directors (described in more detail in Proposal No. 4). Both amendments are designed to protect stockholder interests in the event of hostile takeover attempts against the Company. The Board believes that these measures will enable it to consider more effectively any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its stockholders. Either one or both of the proposed amendments may have the effect of delaying, deterring, or preventing a change in control of the Company.

CUMULATIVE VOTING

        Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. Thus, a stockholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, the holder or holders of a majority of the shares entitled to vote in an election of directors are able to elect all the directors in the absence of cumulative voting.

        The Board of Directors believes that under cumulative voting, it is possible that directors elected by a minority stockholder are likely to be representatives of the particular interest group who elected them rather than representatives of a majority of stockholders. Such a director or directors representing a minority interest could disrupt the management of the Company and prevent it from operating in the most effective manner. Further, the election of directors who view themselves as representing or answerable to a particular minority constituency could introduce an element of discord on the Board of Directors, impair the ability of the Board to work effectively and discourage qualified independent individuals from serving as directors. The Board believes that by providing for the election of directors by majority vote, approval of the proposed amendment will help ensure that each director acts in the best interests of a majority of stockholders rather than the best interest of a minority stockholder or group of stockholders.

        Cumulative voting is not available under Delaware law unless specifically included in a corporation's Certificate of Incorporation. The Company's Amended & Restated Certificate of Incorporation contains such a provision allowing cumulative voting. The Board of Directors has proposed to eliminate cumulative voting by deleting it from the Company's Amended & Restated Certificate of Incorporation.

        The elimination of cumulative voting could deter investors from acquiring a minority block in the Company, with a view toward obtaining a board seat and influencing Company policy. It is also possible that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some stockholders might deem favorable.

        The following is a brief review of the anti-takeover aspect of the proposed amendments, as well as a brief review of existing charter and statutory provisions which may have the effect of discouraging, delaying or deferring a hostile takeover attempt. The following, however, is not a complete description of every anti-takeover aspect of the proposed amendments, nor does it purport to be a complete description of existing anti-takeover provisions contained in the Company's Amended & Restated Certificate of Incorporation or under Delaware law. Any stockholder who wishes to obtain a copy of the Company's Amended & Restated Certificate of Incorporation may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

EFFECT ON CHANGE IN CONTROL OF THE COMPANY

        Stockholders should be aware that the overall effect of the two proposed amendments to the Amended & Restated Certificate of Incorporation is to make it more difficult for the holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. These provisions, if included in the Company's Amended & Restated Certificate of Incorporation, could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the stockholders. Because these provisions may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the stockholders. However, the Board believes that the primary purpose of the two proposed amendments is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and all of its stockholders.

        A hostile takeover attempt may have a positive or negative effect on the Company and its stockholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the stockholders the risk of being forced to consider terms which may be less favorable to all of the stockholders than would be available in a Board-approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets. In addition, in the case of a proposal which is presented to the Board of Directors, there is a greater opportunity for the Board to analyze the proposal thoroughly, to develop and evaluate alternatives, to negotiate for improved terms and to present its recommendations to the stockholders in the most effective manner.

        The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and frequently may be beneficial to stockholders, providing all stockholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its stockholders.

        Notwithstanding the belief of the Board as to the benefits to stockholders of the two proposed amendments, stockholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number, and perhaps even a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a substantial premium for their shares over the current market price. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

        By increasing the probability that any person or group seeking control of the Company would be forced to negotiate directly with the Board of Directors, the proposed takeover defenses could discourage takeover bids by means of a hostile tender offer, proxy contest or otherwise without the approval of the Board. Thus, the principal disadvantages to the stockholders which result from discouraging such hostile takeover bids would be to (i) reduce the likelihood that any acquiror would make a hostile tender offer for the outstanding shares of stock of the Company at a premium over the market rate and
(ii) increase the difficulty of removing the existing Board of Directors and management even if, in a particular case, removal would be beneficial to stockholders generally.

        Regardless of the terms of any proposed takeover attempt, the Board of Directors has a fiduciary duty to the stockholders to negotiate for the best interests of the stockholders and not for its own interests. Further, while the proposed takeover defenses may discourage hostile takeover attempts, these provisions would not prevent a hostile acquisition of the Company.

EXISTING ANTI-TAKEOVER PROVISIONS

        In addition to the two proposed amendments to the Company's Amended & Restated Certificate of Incorporation, stockholders should be aware that, to a certain extent, certain existing statutory and charter provisions may have the effect of discouraging or deferring hostile takeover attempts. For example, the Company's Amended & Restated Certificate of Incorporation provides that the stockholders may not take action by written consent in lieu of a stockholder meeting. Although the Board is required under Delaware law and the Company's Amended & Restated Certificate of Incorporation to hold an annual meeting of stockholders within a certain time period, this provision may deter or delay any takeover attempt or change in control of the Company. Second, the Company's Amended & Restated Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of Common Stock, of which approximately 9,000,000 are outstanding and approximately 2,000,000 are reserved for issuance under the Company's equity incentive plans, and up to 5,000,000 shares of preferred stock, none of which are currently issued and outstanding. Authorized and unissued stock is available for issuance without further action by the stockholders except as required by law or applicable stock exchange requirements. In addition to providing the Board with flexibility to issue the stock for valid corporate purposes such as financings, stock dividends or approved mergers and acquisitions, such stock can discourage hostile takeover attempts or make it more difficult to remove existing management. For example, additional shares of stock could be used to dilute the voting power of shares then outstanding or issued to persons who would support the Board in opposing a takeover bid or solicitation in opposition to management.

        As a Delaware corporation, the Company is afforded the protection of Delaware General Corporation Law ("DGCL") Section 203 ("Section 203"), which generally prohibits a Delaware corporation from engaging in a "Business Combination" (including, for example, mergers, asset sales, issuance of stock and other transactions with an "Interested Stockholder" (in general, a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an Interested Stockholder, unless (a) prior to the date such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder, (b) upon consummation of the transaction that resulted in the stockholder's becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain employee stock ownership plans), or (c) on or subsequent to the date such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

SUMMARY

        The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the two proposed amendments outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with enabling the Board to fully consider and negotiate proposed takeover attempts make these proposals beneficial to the Company and its stockholders.

        The proposal to include these anti-takeover provisions to the Company's Amended & Restated Certificate of Incorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. Management may in the future propose or adopt other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors, although the Board has no such intention at the present time.

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of the voting power of all outstanding capital stock of the Company is required for approval of this proposal. Abstentions and broker non-votes each will have the same effect as a negative vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING.

                                 PROPOSAL NO. 4

                       AMENDMENT TO THE AMENDED & RESTATED

                         CERTIFICATE OF INCORPORATION TO

                   PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS


        Concurrent with the proposed amendment to eliminate cumulative voting, the Company has proposed a second amendment to its Amended & Restated Certificate of Incorporation to provide for a classified Board of Directors (the "Classified Board Provisions"). This amendment also is designed to protect stockholder interests in the event of hostile takeover attempts against the Company. The Board believes that both proposed amendments will enable it to consider more effectively any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and all of its stockholders. See the discussion contained under Proposal No. 3, "EFFECT ON CHANGE IN CONTROL OF THE COMPANY." The discussion of the amendment to provide for a classified board of directors should be read in conjunction with the discussion of Proposal No. 3. The discussions under Proposal No. 3 and hereunder do not describe every anti-takeover aspect of each proposed amendment, nor do they describe every anti-takeover provision contained in the Company's Amended & Restated Certificate of Incorporation or under Delaware law. Any stockholder who wishes to obtain a copy of the Company's Amended & Restated Certificate of Incorporation may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

        Delaware law permits the adoption of a classified Board of Directors, which divides the Board into two or three "classes" elected for staggered "terms" of two or three years. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. Delaware law also provides that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The amendment to the Company's Amended & Restated Certificate of Incorporation does not provide otherwise.

        The classified Board proposal may tend to maintain the incumbency of the Board as it generally makes it more difficult for stockholders to change a majority of the directors. A classified board of directors also might make it more difficult for a person acquiring shares to take immediate control of the Board of Directors. However, the Board believes that a classified board contributes to the continuity and stability of leadership and policy.

        The directors of the Company are set forth in Proposal No. 5. Under the Classified Board Provisions, the Board of Directors will be divided into three classes, designated Class I, Class II and Class III, subject to the approval of the stockholders at the Annual Meeting. The director in Class I, Gerard von Hoffmann, will hold office until the Annual Meeting of Stockholders to be held in 1999; the directors in Class II, Franklin D. Brown and Edward M. Leonard, will hold office until the Annual Meeting of Stockholders in 2000; and the directors in Class III, William G. Davis and Michael R. Henson, will hold office until the Annual Meeting of Stockholders in 2001 (and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death). After each such election, the directors shall then serve in succeeding terms of three years and until their successors are duly elected and qualified.

        With the Classified Board Provisions proposed for inclusion in the Amended & Restated Certificate of Incorporation, unless directors are removed for cause, it may require at least two annual meetings of stockholders for a majority of stockholders to make a change in control of the Board of Directors, since only a portion of the directors will be elected at each meeting. A significant effect of a classified Board of Directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, a classified Board of Directors also makes it more difficult for stockholders to effect a change in control of the Board of Directors, even if such a change in control is sought due to dissatisfaction with the performance of the Company's directors.

        In the event this proposal is not approved, all directors of the Company will be elected at each annual meeting. In the event this proposal is approved, the Company's Amended & Restated Certificate of Incorporation will include the Classified Board Provisions.

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of the voting power of all outstanding capital stock of the Company is required for approval of this proposal. Abstentions and broker non-votes each will have the same effect as a negative vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

                                 PROPOSAL NO. 5

                              ELECTION OF DIRECTORS

        Five (5) directors will be elected at the Annual Meeting by the holders of CVD Common Stock to serve until the next Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.

        Assuming the approval of the amendment to the Company's Certificate to provide for a classified Board (as discussed in Proposal No. 4), Gerard von Hoffmann will serve as a Class I director, with a term expiring at the Annual Meeting of Stockholders to be held in 1999, Franklin D. Brown and Edward M. Leonard will serve as Class II directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2000 and William G. Davis and Michael R. Henson will serve as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2001. Thereafter, each class of directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders. Should the amendment providing for the classified Board not be approved, each of the nominees will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified.

        The Board of Directors will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The five (5) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of CVD. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

        Franklin Brown was appointed a director by the Board on June 19, 1997, and Mitchell Dann resigned from his position as director of the Company on December 18, 1997.

INFORMATION WITH RESPECT TO NOMINEES

        Set forth below, as of March 1, 1998, for each nominee for director of CVD is information regarding his age, position(s) with CVD, the period he has served as a director, any family relationship with any other director or executive officer of CVD, and the directorships currently held by him in corporations whose shares are publicly registered.



       NOMINEE, AGE AND                      PRINCIPAL OCCUPATION AND
    FIRST YEAR AS DIRECTOR                     BUSINESS EXPERIENCE
-------------------------------- -----------------------------------------------
Franklin D. Brown, 54, 1997      Franklin D. Brown is Chairman and President of
                                 FOB Healthcare Consulting. Mr. Brown has served
                                 on the board of several domestic and
                                 international companies, and has more than 25
                                 years of multinational management experience in
                                 the health care industry in the areas of
                                 pharmaceuticals, disposables, implantables and
                                 capital equipment. Mr. Brown served as
                                 Chairman, President and CEO at Imagyn Medical,
                                 Inc. from October 1994 until the sale of the
                                 company in September 1997. Prior to Imagyn, Mr.
                                 Brown served as President and CEO of Pharmacia
                                 Deltec, Inc., an ambulatory drug delivery
                                 company, for eight years. From 1982 to 1986, he
                                 was President of Pharmacia Inc.'s health care
                                 group and General Manager of its hospital
                                 division. Prior to his employment with
                                 Pharmacia, Mr. Brown held various sales and
                                 marketing positions with Choay Laboratories,
                                 Mead Johnson, Abbott and Sterling Drug. Mr.
                                 Brown currently is a director of Xillix
                                 Technologies and Bridge Medical. Mr. Brown was
                                 awarded Entrepreneur of the year award in 1991.
                                 Mr. Brown received an M.B.A. from the
                                 University of Michigan and a bachelors degree
                                 from Western Michigan University.

William G. Davis, 66, 1995       Mr. Davis is an independent business
                                 consultant. From 1957 to 1984, Mr. Davis was
                                 associated with Eli Lilly and Company, a
                                 diversified health care company, where he
                                 served as Executive Vice President, Eli Lilly
                                 International Corporation, from 1972 to 1975,
                                 Executive Vice President, Pharmaceutical
                                 Division, from 1975 to 1982, and President,
                                 Medical Instrument Systems Division, from 1982
                                 until his retirement in 1984. Mr. Davis also is
                                 a director of ALZA Corporation, Collagen
                                 Corporation and EndoSonics Corporation, and
                                 served as a director of Target Therapeutics,
                                 Inc. from 1993 to 1997.



        NOMINEE, AGE AND                      PRINCIPAL OCCUPATION AND
     FIRST YEAR AS DIRECTOR                     BUSINESS EXPERIENCE
-------------------------------- -----------------------------------------------
Michael R. Henson, 52, 1995      Mr. Henson joined CVD in February 1995 as
                                 President, Chief Executive Officer and Chairman
                                 of the Board of Directors. Prior to joining
                                 CVD, Mr. Henson served as the Chief Executive
                                 of EndoSonics Corporation from 1988 to February
                                 1995, and as Chairman of the Board from
                                 February 1993 to November 1996. Between April
                                 1983 and February 1988, Mr. Henson served as
                                 President and Chief Executive Officer of
                                 Trimedyne, Inc., a manufacturer of medical
                                 lasers and catheters. Prior to joining
                                 Trimedyne in 1983, Mr. Henson held positions as
                                 Vice President for G.D. Searle & Company,
                                 Director of Marketing for the Hospital Products
                                 Division of Abbott Laboratories and Marketing
                                 Manager for Bristol Myers and Company. Mr.
                                 Henson also serves as a director of Urologix,
                                 Inc.

Edward M. Leonard, 56, 1996      Since September 1997, Mr. Leonard has been a
                                 Managing Director of Broadview Associates LLC,
                                 an investment bank specializing in mergers and
                                 acquisitions. From 1978 to September 1997, Mr.
                                 Leonard was a partner in the law firm of
                                 Brobeck, Phleger & Harrison LLP, which served
                                 as CVD's general counsel from the Company's
                                 formation until September 1997. Mr. Leonard
                                 also serves as a director of EndoSonics
                                 Corporation.

Gerard von Hoffmann, 41, 1996    Gerard von Hoffmann joined the Company as a
                                 director in April 1996. He has been with the
                                 law firm of Knobbe, Martens, Olson & Bear LLP,
                                 CVD's patent counsel, since 1986 and has been a
                                 partner since 1989.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met eight times during the year ended December 31, 1997. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which such Director served. CVD has a standing Audit Committee composed of Messrs. Edward M. Leonard and Gerard von Hoffmann. The Audit Committee primarily is responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee met two times during the year ended December 31, 1997. CVD has a standing Compensation Committee which met five times during the year ended December 31, 1997. For the 1997 fiscal year, this Committee consisted of Franklin Brown and William G. Davis. The Committee administers the 1996 Option Plan and reviews and acts on matters relating to compensation levels and benefit plans for key executives of CVD. The Compensation Committee has the exclusive power and authority to make stock option grants under the 1996 Option Plan to the Company's officers.

REMUNERATION

        Non-employee directors each receive a fee of $1,000 per quarter, $1,000 for each Board meeting attended and reimbursement for certain travel expenses and other out-of-pocket costs. Members of Committees of the Board each receive an additional fee of $500 for each Committee meeting attended. Non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company's 1996 Stock Option/Stock Issuance Plan, as summarized in Proposal No. 1 above.

        Mr. Leonard, a member of the Company's Board of Directors, was a partner at Brobeck, Phleger & Harrison LLP until September 1997, which firm served as the Company's general counsel until September 1997. Mr. von Hoffmann, a member of the Company's Board of Directors, is a partner at Knobbe, Martens, Olson & Bear LLP, which serves as Patent Counsel to the Company.

        All directors hold office until the next Annual Meeting of Stockholders and until their successors have been elected. However, upon approval by the stockholders of Proposal No. 4 of a classified Board of Directors, Gerard von Hoffmann will serve as a Class I director, with a term expiring at the Annual Meeting of Stockholders to be held in 1999, Franklin D. Brown and Edward M. Leonard will serve as Class II directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2000 and William G. Davis and Michael R. Henson will serve as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2001. Thereafter, each class of directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders. Officers are appointed to serve, at the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among executive officers or directors of CVD. There are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        The members of the Board of Directors, the executive officers of CVD and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which CVD received from such persons for their 1997 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, CVD believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Mr. von Hoffmann filed one late report with respect to shares of Common Stock received as a stockholder of Cardiometrics, Inc. as partial merger consideration pursuant to the acquisition of Cardiometrics, Inc. by EndoSonics Corporation.

CERTAIN TRANSACTIONS

       Other than the officer loan described above under Executive Compensation and Related Information, the Company was not involved in any transaction during the fiscal year ended December 31, 1997 in which a director, officer or greater than 5% stockholder had a direct or indirect material interest involving an amount in excess of $60,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL FIVE NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 6

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The firm of Ernst & Young LLP served as independent auditors for CVD for the fiscal year ended December 31, 1997. The Board of Directors, on the recommendation of CVD's management, has selected that firm to continue in this capacity for the current fiscal year. CVD is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP, as independent auditors to audit the consolidated financial statements of CVD for the fiscal year ending December 31, 1998 and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. CVD has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any material relationship with CVD nor any affiliate of CVD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

        In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Ernst & Young LLP, the Board of Directors will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.

                                     GENERAL

      SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information known to CVD regarding the ownership of CVD's Common Stock as of March 1, 1998 by (i) each stockholder known to CVD to be a beneficial owner of more than five percent (5%) of CVD's Common Stock, (ii) each director and nominee for director, (iii) the Named Officers (as such term is defined under the caption "Executive Compensation and Related Information -- Summary of Cash and Certain Other Compensation") and (iv) all current directors and officers of CVD as a group.

---------------------------------------------------
                                            NUMBER OF SHARES     PERCENT OF
                                            BENEFICIALLY         OUTSTANDING
               NAME AND ADDRESS             OWNED (1)            SHARES (2)
---------------------------------------     ----------------     -----------
EndoSonics Corporation(3)                    1,724,016               19.66
    2870 Kilgore Rd.
    Rancho Cordova, CA 95670

Chancellor LGT Asset Management, Inc.(4)       916,261               10.45
    50 California Street, 27th Floor
    San Francisco, CA  94111

                                            NUMBER OF SHARES     PERCENT OF
                                            BENEFICIALLY         OUTSTANDING
               NAME AND ADDRESS             OWNED (1)            SHARES (2)
---------------------------------------     ----------------     -----------

Interactive Research Advisors, Inc.(5)         556,000                6.34
    101 Park Center Plaza, Suite 1300
    San Jose, CA 95113

Boston Scientific Corporation(6)               501,000                5.71
    One Boston Scientific Place
    Natick, MA 01760

Michael R. Henson(7)                           247,450                2.82

Franklin D. Brown(8)                            11,000                *

William G. Davis(9)                             25,430                *

Gerard von Hoffmann(10)                         21,054                *

Edward M. Leonard(11)                           48,692                *

Edward A. McDonald(12)                          43,048                *

Dana P. Nickell(13)                             42,402                *

Jeffrey F. O'Donnell(14)                        68,393                *

Jeffrey H. Thiel(15)                            31,937                *

Claire K. Walker(16)                            61,238                *

All directors and officers as a group          600,644                6.85
    (10 persons)(17)

Total Principal Stockholders                 4,297,921               49.02

*Represents beneficial ownership of less than 1%.

(1) The number of shares of Common Stock beneficially owned includes any shares issuable pursuant to stock options that may be exercised within 60 days after March 1, 1998. Shares issuable pursuant to such options are deemed outstanding for computing percentage of the person holding such options but are not deemed to be outstanding for computing the percentage of any other person.

(2) Applicable percentages are based on 8,768,000 shares, which represents 9,413,000 shares outstanding on March 1, 1998, less 645,000 shares held by the Company.

(3) Pursuant to a Schedule 13G/A filed with the Commission on March 2, 1998, EndoSonics Corporation reported that it had sole voting and investment power over 1,724,016 shares.

(4) Chancellor LGT Asset Management, Inc. filed a Schedule 13G/A with the Commission on February 9, 1998 on behalf of itself and Chancellor LGT Trust Company, as investment advisors for various fiduciary accounts and LGT Asset Management, Inc., as the holding company for Chancellor LGT Asset Management, Inc. Chancellor LGT Asset Management, Inc and Chancellor LGT Trust Company reported that as of January 31, 1997, it had sole voting and investment power over 916,261 shares. LGT Asset Management, Inc. is an indirect wholly owned subsidiary of Liechtenstein Global Trust, AG, which has numerous worldwide affiliates and is controlled by The Prince of Liechtenstein Foundation, a parent organization for the various business enterprises of the Princely Family of Liechtenstein.

(5) Pursuant to a Schedule 13G filed with the Commission on February 17, 1998, Interactive Research Advisors, Inc. reported that it had sole voting and investment power over 556,000 shares.

(6) Pursuant to a Schedule 13G/A filed with the Commission on February 13, 1998, Boston Scientific Corporation reported that as of December 31, 1997 it had sole voting and investment power over 501,000 shares.

(7) Includes 58,450 shares subject to options exercisable within 60 days after March 1, 1998.

(8) Includes 10,000 shares subject to options exercisable within 60 days after March 1, 1998.

(9) Includes 5,917 shares subject to options exercisable within 60 days after March 1, 1998. Mr. Davis shares voting and investment power with his spouse as co-trustee with respect to 6,930 shares held in a revocable trust.

(10) Includes 15,000 shares subject to options exercisable within 60 days after March 1, 1998.

(11) Includes 15,000 shares subject to options exercisable within 60 days after March 1, 1998. Mr. Leonard shares voting and investment power as a beneficiary with respect to 22,807 shares held in a retirement trust. Mr. Leonard disclaims beneficial ownership with respect to 200 shares held by his spouse and 3,000 shares held as custodian for his minor children under the Uniform Gift to Minors Act.

(12) Includes 10,000 shares subject to options exercisable within 60 days after March 1, 1998. Mr. McDonald disclaims beneficial ownership with respect to 3,000 shares held by his spouse, Kathleen E. Briscoe, M.D., in an IRA account and 2,000 shares held by the Estate of Lisa M. Briscoe, of which his spouse serves as a co-executrix and is a beneficiary with respect to 50 percent of the assets.

(13) Includes 19,729 shares subject to options exercisable within 60 days after March 1, 1998.

(14) Includes 65,521 shares subject to options exercisable within 60 days after March 1, 1998.

(15) Includes 27,658 shares subject to options exercisable within 60 days after March 1, 1998. Mr. Thiel shares voting and investment power with his spouse with respect to 4,229 shares.

(16) Includes 25,791 shares subject to options exercisable within 60 days after March 1, 1998.

(17) Includes 265,649 shares subject to options exercisable within 60 days after March 1, 1998.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors makes recommendations to the full Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the CVD 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY

        The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of CVD as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the CVD stockholders.

FACTORS

        The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. However, the Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

BASE SALARY

        The base salary levels for the executive officers were established by the Board for the 1997 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board, did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed by the Compensation Committee on an annual basis, and adjustments will be made in accordance with the factors indicated above.

ANNUAL INCENTIVE COMPENSATION

        The CVD Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee's recommendations are based upon the extent to which certain financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 1997, the performance targets for each of the Named Officers included gross sales, cash flow, engineering product goals and regulatory submission goals. The weight given to each factor varied from individual to individual.

LONG-TERM INCENTIVE COMPENSATION

        The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage CVD from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in CVD. The Company has established general guidelines for making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of CVD Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

CEO COMPENSATION

        The Compensation Committee set the base salary for Mr. Michael R. Henson, the Company's Chief Executive Officer for the 1997 fiscal year, at a level which is designed to provide him with a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with Mr. Henson's experience. The Compensation Committee's did not intend to have this particular component of Mr. Henson's compensation affected to any significant degree by Company performance. Mr. Henson received stock option grants in January and April of 1997 to purchase a total of 55,000 shares. The grants were intended as compensation for Mr. Henson's performance during the 1996 fiscal year. Mr. Henson did not receive any option grants intended as long-term incentive compensation for the 1997 fiscal year.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's 1996 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                            COMPENSATION COMMITTEE

                                            William G. Davis
                                            Franklin Brown

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee of the Company's Board of Directors for the 1997 fiscal year were Franklin Brown (who replaced Mitchell Dann in December 1997 upon Mr. Dann's resignation from the Board) and William G. Davis. No member of the Compensation Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of CVD.

        No executive officer of CVD served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

        The graph depicted below shows CVD's stock price as an index assuming $100 invested on June 19, 1996 (the date of CVD's initial public offering), along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market and the Hambrecht & Quist Incorporated Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). This information has been provided to CVD by Hambrecht & Quist Incorporated.

                               [PERFORMANCE GRAPH]

Note: Assumes $100 invested on 6/19/96 in CVD and in the CRSP Total Return Index for Nasdaq Stock Market and the H&Q Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). Assumes Reinvestment of Dividends on a daily basis.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth the compensation earned, by the Company's Chief Executive Officer, Mr. Henson, who has served in such capacity since February 1, 1995, and five executive officers whose compensation for the 1997 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company for each of the last two fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                 ------------------------------------------------
                                                                                          SHARES
                                                                                        UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR      SALARY(1)      BONUS(2)       OPTIONS
---------------------------                      ----      ---------      --------       --------
Michael R. Henson                                1997       219,051        22,000        55,000(3)
    Chairman of the Board and                    1996       200,000        60,000       130,000(4)
    Chief Executive Officer                      1995       189,850        70,000       250,000

Edward A. McDonald                               1997       119,580         9,600        50,000
    Vice President, Advanced Technologies

Dana P. Nickell                                  1997       120,960         7,258        30,000(3)
        Vice President, Finance and              1996       108,000        19,440          --
        Administration, Chief Financial          1995         5,934          --          56,000
        Officer and Corporate Secretary

Jeffrey F. O'Donnell                             1997       181,034        15,550       145,000(5)
        President and Chief Operating            1996       179,200        15,000          --
        Officer                                  1995         8,585         4,000       100,000

Jeffrey H. Thiel                                 1997       120,000        12,000        58,000(6)
    Vice President, Operations                   1996        18,371          --          50,000

Claire K. Walker                                 1997       113,275        11,214        38,000(3)
    Vice President, Clinical Affairs

(1) Includes amounts contributed by the Named Officers to the Company's 401(K) Plan.

(2) Represents amounts paid in subsequent fiscal year for work performed in prior fiscal year.

(3) Represents options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(4) Mr. Henson voluntarily returned to the Company in 1997 options to acquire 130,000 shares. The Company has not made any replacement grants for such options, nor is there any agreement to do so.

(5) Includes 25,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(6) Includes 38,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(7) Includes 28,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

STOCK OPTIONS

        The following table provides information with respect to the stock option grants made during the 1997 fiscal year under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                          ANNUAL RATES OF STOCK
                                                                            PRICE APPRECIATION
                                                                             FOR OPTION TERM
                                     INDIVIDUAL GRANTS
                    -----------------------------------------------------
                                     % OF TOTAL
                     NUMBER OF       OPTIONS
                     SECURITIES      GRANTED TO   EXERCISE
                     UNDERLYING      EMPLOYEES    OR BASE
                     OPTION          IN FISCAL    PRICE        EXPIRATION
        NAME         GRANTED(1)      YEAR(2)      ($/SH)(3)    DATE          5%($)(4)   10%($)(4)
        ----         ----------      -------      ---------    ----          --------   ---------
Michael R. Henson       40,000           5           9.50       1/12/07      238,980     605,622
                        15,000           2           6.88       4/20/07       64,902     164,474

Edward A. McDonald      40,000           5           6.88       4/20/07      173,072     438,598
                        10,000           1           5.00      12/17/07       31,445      79,687

Dana P. Nickell         25,000           3           9.50       1/12/07      149,362     378,514
                         5,000           1           6.88       4/20/07       21,634      54,825

Jeffrey F. O'Donnell    15,000           2           9.50       1/12/07       89,617     227,108
                        10,000           1           6.88       4/20/07       43,268     109,649
                       100,000          11           7.31       9/18/07      459,722   1,165,026
                        20,000           2           5.00      12/17/07       62,889     159,374

Jeffrey H. Thiel         8,000           1           9.50       1/12/07       47,796     121,124
                        30,000           3           6.88       4/20/07      129,804     328,948
                        20,000           2           5.00      12/17/07       62,889     159,374

Claire K. Walker        10,000           1           9.50       1/12/07       59,745     151,406
                        18,000           2           6.88       4/20/07       77,882     197,369
                        10,000           1           5.00      12/18/07       31,445      79,687

(1) The options listed in the table were granted under the Company's 1996 Stock Option/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Twenty-five percent (25%) of the options are exercisable upon the optionee's completion of one year of service measured from the date of grant, and as to the balance of the option shares in a series of successive equal monthly installments upon the optionee's completion of each additional month of service over the next 36 months thereafter.

(2) Based upon options granted for an aggregate of 870,000 shares to employees in 1997, including the Named Officers.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee of the Board of Directors, as the Plan Administrator of the Company's 1996 Stock Option/Stock Issuance Plan, has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the grant date.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

        The table below sets forth information concerning the exercise of options during the 1997 fiscal year and unexercised options held by the Named Officers as of the end of such year. No stock appreciation rights were exercised by the Named Officers during such fiscal year or were outstanding at the end of that year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                              NUMBER OF SECURITIES
                               AGGREGATE     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                     SHARES      VALUE          OPTIONS AT FY-END         OPTIONS AT FY-END($)(2)
                    ACQUIRED   REALIZED    ---------------------------- ----------------------------
      NAME        ON EXERCISE   ($)(1)     EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------    -----------  --------    -----------  -------------   -----------  -------------
Michael R. Henson     57,800     $386,963       33,867         113,333     $186,269        $623,332



Edward A. McDonald         0            0            0          50,000            0         275,000

Dana P. Nickell       22,000      140,500        6,000          58,000       33,000         319,000

Jeffrey F. O'Donnell       0            0       50,000         195,000      275,000       1,072,500

Jeffrey H. Thiel           0            0            0         108,000            0         594,000

Claire K. Walker           0            0       16,333          50,667       89,832         278,669

(1) Based on the deemed fair value (as determined by the Board) for options exercised prior to the initial public offering, less the exercise price payable for such shares

(2) Based on the fair market value of the Company's Common Stock at year-end, $5.50 per share, less the exercise price payable for such shares.

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

        None of the Named Officers have employment agreements with CVD. The employment of each of the Named Officers may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has the authority as administrator of the Company's 1996 Stock Option/Stock Issuance Plan to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and the Company's other executive officers and any unvested shares actually held by those individuals under the 1996 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

OFFICER LOANS

        On June 15, 1996, CVD extended a loan in the amount of $150,000, to Jeffrey F. O'Donnell, the Company's President and Chief Operating Officer. The note was secured by a second deed of trust on Mr. O'Donnell's home and has a five-year term with interest compounding semi-annually at 6%. Mr. O'Donnell paid the loan in full on January 22, 1998. On September 16, 1996, the Company extended an interest free loan to Michael R. Henson, the Company's President and Chief Executive Officer, in the amount of $175,000. The Company secured the note by a deed of trust on certain real property owned by Mr. Henson. Mr. Henson paid the loan in full on August 19, 1997. On January 24, 1997, the Company extended a loan in the amount of $100,000 to Jeffrey H. Thiel, the Company's Vice President of Operations. The note was secured by a second deed of trust on Mr. Thiel's home and has a five-year term with interest compounding semi-annually at 6%. The principal and interest will be due five years from the date of the note.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in CVD's Proxy Statement for next year's Annual Meeting of Stockholders is December 16, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                 OTHER BUSINESS

        The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Dana P. Nickell
                                           Secretary

April 15, 1998

                                      PROXY

                          CARDIOVASCULAR DYNAMICS, INC.

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on May 19, 1998 and the
proxy statement and appoints Michael R. Henson and [   ], or either of them, the
proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of CardioVascular Dynamics, Inc. ("CVD") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of CVD to be held at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618 on Tuesday, May 19, 1998 at 10:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

        Please mark your votes as indicated in [X] this example

1. AMENDMENT TO CVD'S 1996 STOCK OPTION/STOCK ISSUANCE PLAN TO EFFECT AN INCREASE IN THE POOL OF SHARES AVAILABLE FOR ISSUANCE BY AN ADDITIONAL 200,000 SHARES OF COMMON STOCK.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

2. AMENDMENT TO CVD's EMPLOYEE STOCK PURCHASE PLAN TO DELETE THE SHARE NUMBER LIMIT ON THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK PURCHASABLE BY EACH PARTICIPANT.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

3. AMENDMENT TO THE COMPANY'S AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING OF DIRECTORS.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

4. AMENDMENT TO THE COMPANY'S AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

5. ELECTION OF DIRECTORS INSTRUCTION: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box, and strike a line through the nominee's name in the list below:

        FRANKLIN D. BROWN           EDWARD M. LEONARD
        WILLIAM G. DAVIS            GERARD VON HOFFMANN
        MICHAEL R. HENSON

                                         WITHHOLD
                         FOR            AUTHORITY
                    all nominees        to vote for
                    listed below       all nominees        EXCEPTIONS
                         [ ]                [ ]                [ ]


6.      RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL
        YEAR 1998.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

The Board of Directors recommends a vote FOR each of the director nominees listed above and FOR the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals 1, 2, 3, 4, and 6 and FOR each of the nominees listed under Proposal No. 5 if no specification is made. This proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.

PLEASE RETURN YOUR EXECUTED PROXY TO CVD'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO CVD, ATTENTION: SECRETARY.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

               ---------------------------------------------------
               (Print name(s) as it (they) appear on certificate)

Dated:_____________________  Signature(s)_______________________________________

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -



                                      3